                                                                    Exhibit 11.1

                               HEARTPORT, INC.

                STATEMENT RE: COMPUTATION OF PER SHARE LOSSES
                   (in thousands, except per share amounts)

                                                 Three Months Ended        Six Months Ended
                                                     June 30,                  June 30,
                                             -----------------------     --------------------
                                               1997           1996         1997        1996
                                             ---------     ---------     ---------  ---------
                                                           Pro Forma                Pro Forma
Net Loss                                     $(14,602)      $(5,571)     $(26,550)   $(9,699)
                                             ---------      --------     ---------   --------
                                             ---------      --------     ---------   --------

Weighted average common shares outstanding     24,646        13,446        24,572      9,714

Convertible preferred shares outstanding           --         9,238            --      9,238

Shares related to SAB No. 55, 64 and 83            --            --            --      2,281
                                             ---------      --------     ---------   --------
Total weighted average common shares
  outstanding                                  24,646        22,684        24,572     21,233
                                             ---------      --------     ---------   --------
                                             ---------      --------     ---------   --------

Net loss per share                           $  (0.59)      $ (0.25)     $  (1.08)   $ (0.46)
                                             ---------      --------     ---------   --------
                                             ---------      --------     ---------   --------



                                      24